UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

SCHEDULE 14A
(Rule 14a-10)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant   ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

NN, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials:

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement no.:
(3) Filing party:
(4) Date filed:

    NN, Inc.
             Corporate Office                                                                                                                                                                                    www.nnbr.com

             2000 Waters Edge Drive • Building C, Suite 12 • Johnson City, TN 37604
            423-743-9151 • fax 423-743-2670

April 22, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of NN, Inc., which will be held on May 22, 2008, at 10:00 a.m., local time, at the Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, South Carolina, 29401.

The business to be conducted at the Annual Meeting is described in the attached Notice of Meeting and Proxy Statement.  You are urged to read the Proxy Statement carefully before completing the enclosed proxy card.

To assure your representation at the meeting, please mark, date and sign the proxy card and return it in the enclosed envelope at your earliest convenience, whether or not you plan to attend the meeting.  If you attend the Annual Meeting, you may revoke your proxy and vote in person if you so desire.  Management will not conduct a formal presentation at this year’s meeting.

Sincerely,

/s/ Roderick R. Baty
Roderick R. Baty
Chairman and Chief Executive Officer

NN, Inc.

2000 Waters Edge Drive, Building C, Suite 12

Johnson City, TN 37604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of NN, Inc., a Delaware corporation, will be held on May 22, 2008, at 10:00 a.m., local time, at the Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, South Carolina, 29401, for the following purposes:

(1)	To elect two Class I directors, to serve for a term of three years;
(2)	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2008; and

(3)	To conduct such other business as properly may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE PROPOSALS.

Details regarding these matters are contained in the accompanying Proxy Statement.

Holders of record of Common Stock at the close of business on March 31, 2008, are entitled to notice of and to vote at the Annual Meeting.

Please mark, date and sign the enclosed proxy card and return it in the envelope provided.  You may revoke your proxy at any time before the votes are cast at the Annual Meeting in accordance with the instructions given in the accompanying Proxy Statement.

By Order of the Board of Directors,

/s/William C. Kelly, Jr.
William C. Kelly, Jr.
Vice President, Secretary, and Chief Administrative Officer

Johnson City, Tennessee
April 22, 2008

NN, INC.

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF SHAREHOLDERS

Proxies are being solicited by the Board of Directors of NN, Inc.  (the "Company"), in connection with the annual meeting of shareholders to be held on May 22, 2008 at the Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, South Carolina, 29401 (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the foregoing Notice of Annual Meeting of Shareholders (the "Notice").  Shareholders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), as of the close of business on March 31, 2008, will be entitled to vote at the meeting.  On March 31, 2008 (the "Record Date"), 15,854,643 shares of Common Stock were issued and outstanding.

The entire cost of this proxy solicitation is being paid by the Company.  In addition to solicitation by mail, officers and employees of the Company, without additional remuneration, may solicit proxies by telephone, facsimile transmission or personal contact.  Brokerage houses, banks, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held by them of record and will be reimbursed by the Company for their expenses in so doing.

The mailing address of the Company's executive office is 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.  This Proxy Statement and the form of proxy were mailed to shareholders on or about April 22, 2008.

Voting; Quorum; Proxies

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to a vote of shareholders at the Annual Meeting.  A quorum for the conduct of business is established when the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in the election of directors is present at the meeting or is represented by proxy.  Representatives of the Company will serve as inspectors of election for the Annual Meeting.

Shares represented by a properly executed proxy will be voted at the Annual Meeting in the manner specified.  In the absence of specific instructions, shares represented by a properly executed proxy will be voted for each of the nominees for election to the Board of Directors named herein and for the proposal to ratify the selection of PricewaterhouseCoopers LLP to serve as the Company's registered independent public accounting firm for 2008.

The Board of Directors does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice, and it is not aware of any business that any other persons intend to bring before the Annual Meeting.  Should any such matter requiring a vote of the shareholders arise, the enclosed form of proxy confers upon the persons named therein the discretionary authority to vote the shares represented by the proxy as they deem appropriate.

A proxy may be revoked at any time before it is exercised by delivery to the Secretary of the Company of a written revocation or a subsequently dated proxy and will be deemed revoked if the shareholder votes in person at the Annual Meeting.

Required Vote

Proposal I: Election of Directors.  Directors are elected by a plurality vote and the nominee who receives the most votes will be elected.  Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Proposal II: Ratification of Registered Independent Public Accounting Firm.  To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter.  Abstentions will have the effect of “no” votes on this matter.  A broker non-vote will not be considered present and will not be entitled to vote on non-routine items and will have no impact on the vote for this proposal.

Submission of Shareholder Proposals

Any shareholder proposal intended to be presented at next year's Annual Meeting must be received by the Company at its executive offices not later than December 15, 2008 in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.  These proposals should be sent to NN, Inc., Attention: Secretary, 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.  Proposals of shareholders not intended for inclusion in the Company’s 2009 proxy statement must be received by the Company in writing no later than February 28, 2009 in order to preclude the Company’s use of its discretionary proxy voting authority to vote on the proposal or nominee if the proponent is present at the 2009 annual meeting.

PROPOSAL I
Election of Directors

The Company's Certificate of Incorporation provides for the division of the Board of Directors into three classes: Class I, Class II and Class III.  Only one class of directors is elected at each annual meeting.  Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director's earlier death, resignation or removal.

Nominees

Two Class I directors will be elected to the Board of Directors at the Annual Meeting.  The Company has nominated for election G. Ronald Morris and Steven T. Warshaw, each a current director of the Company.  The nominees have both indicated a willingness to continue to serve as directors if elected, but if either of them should decline or be unable to serve, the persons named as proxies intend to vote all shares in favor of the election of such other persons who may be nominated as replacements by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL II
Ratification of Selection of Registered Independent Public Accounting Firm

The firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee of the Board of Directors as the Company's registered independent public accounting firm for 2008.  Although it is not required to do so, the Board has determined that it is desirable to seek shareholders' ratification of the selection of PricewaterhouseCoopers LLP.  If the shareholders should not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Information about the Directors

The board of directors consists of 6 directors.  The board has determined that each of the directors, with the exception of Mr. Baty, qualify as “independent” as defined by the Nasdaq rules.  In making this determination, the board has concluded that none of these members has a relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following table sets forth the names of each current director (including the nominees for election), their age, their years of service as a director, the year in which their current term expires and their current positions with the Company.  The table is followed by a more detailed biographical description for each director.

Name	Age	Director Since	Term Expires	Positions with the Company

G. Ronald Morris	71	1994	2008	Director – nominee for re-election
Steven T. Warshaw	59	1997	2008	Director – nominee for re-election
Robert M. Aiken, Jr.	65	2003	2009	Director
Roderick R. Baty	54	1995	2009	Chairman of the Board, Chief Executive Officer, President and Director
Michael E. Werner	63	1995	2010	Director
Richard G. Fanelli	69	2005	2010	Director

G. Ronald Morris retired during 1999 from Western Industries, Inc., a contract manufacturer of metal and plastic products.  Mr. Morris had served as President, Chief Executive Officer and director of Western Industries, Inc. since July 1991.  From 1989 to 1991, Mr. Morris served as Chairman of the Board of Integrated Technologies, Inc., a manufacturer of computer software, and from 1988 to 1989, he served as Vice Chairman of Rexnord Corporation, a manufacturer of mechanical power transmission components and related products, including anti-friction bearings.  From 1982 to 1988, Mr. Morris served as President and Chief Executive Officer of PT Components, Inc., a manufacturer of mechanical power transmission components and related products that was acquired by Rexnord Corporation in 1988.

Steven T. Warshaw resigned during 2005 from M Cubed Technologies, a developer and manufacturer of advanced composite materials and ultra-precise electronic components and modules.  Mr. Warshaw had served as President and Chief Executive Officer of M Cubed Technologies since July 2002.  Prior to this position he served as President of Hexcel Schwebel, a global producer of advanced structural materials, from April 2000 to November 2001.  Mr. Warshaw served from February 1999 as Senior Vice President of Photronics, Inc., a global supplier to the semiconductor industry.  From 1996 to 1999, he served as President of Olin Microelectronic Materials, a company supplying technologically advanced chemicals, products, and services to semiconductor manufacturers.  Mr. Warshaw serves on the board of directors of Park Electrochemical Corp., a publicly held company.

Robert M. Aiken, Jr. retired in December 2003 as President of RMA Consulting, Inc., a management consulting firm he founded in 1998.  Prior to this position, Mr. Aiken served as Executive Vice President and Chief Financial Officer of Sunoco, an independent refiner and marketer of petroleum and petrochemical products.  Mr. Aiken held this position from 1996 and served as Senior Vice President and Chief Financial Officer from 1990 to 1996.  From 1970 to 1990 Mr. Aiken held various financial positions within Sunoco, Inc.  Prior to Mr. Aiken joining Sunoco, he held positions with Coopers and Lybrand and earlier with Hershey Foods.

Roderick R. Baty became President and Chief Executive Officer in July 1997 and was elected Chairman of the Board in September 2001.  He joined the Company in July 1995 as Vice President and Chief Financial Officer and was elected to the Board of Directors to fill a vacant seat in August 1995.  Prior to joining the Company, Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to January 1995 and as Vice President and General Manager of Hoover Group from 1985 to 1990.

Michael E. Werner is a management consultant with Werner & Associates, a management consulting firm that Mr. Werner co-founded in 1982 specializing in manufacturing companies.  During the five years prior to starting his business, Mr. Werner served as Director of Strategic Planning and Business Development for the Uniroyal Chemical Company.  He also has held positions with the New York Central Company, Western Electric Company and the Continental Group.

Richard G. Fanelli retired in 2000 from Enthone-OMI, Inc., where he spent the majority of his career.  Enthone-OMI, Inc. is a global specialty chemical company that develops, produces and markets high performance coatings for metals and plastics for the electronics, automotive, aerospace and telecommunications industries.  Mr. Fanelli served as President and Chief Executive Officer of Enthone-OMI, Inc. from 1992 to his retirement in 2000.  Prior to this position, Mr. Fanelli served as President of Enthone-OMI – Europe from 1991 to 1992.  From 1989 to 1991, he served as Executive Vice President and Chief Operating Officer of Enthone-OMI– North America.  Prior to this position, Mr. Fanelli held a variety of positions within Enthone-OMI, Inc. including positions in sales and marketing and general management.

Compensation of Directors

Directors who are not employees of the Company are paid an annual retainer of $25,000 and a fee of $1,000 for each Board meeting attended, $750 for each committee meeting attended and $500 for each teleconference meeting attended.  Additionally, committee chairs are paid an annual retainer of $3,250.  Directors who are employees of the Company do not receive any compensation for their service as directors.  Directors may elect to defer some or all of the compensation they are provided by the Company.  Additionally, the Compensation Committee has from time to time granted options to the non-employee directors.  The Company also reimburses all directors for out-of-pocket expenses incurred in attending Board and committee meetings.

The table below provides information about the compensation our directors received during 2007.

Director Compensation Table For 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Robert M. Aiken, Jr.	44,750	--	32,625	--	--	--	77,375
Richard G. Fanelli	43,750	--	32,625	--	1,745	--	78,120
G. Ronald Morris	49,200	--	32,625	--	35,850	--	117,675
Steven T. Warshaw	53,800	--	32,625	--	54,921	--	141,346
Michael E. Werner	48,500	--	32,625	--	33,355	--	114,480

(1)
Amounts represent the market value, as calculated under the provisions of FAS 123(R), of 7,500 shares of stock options awarded Messrs. Aiken, Fanelli, Morris, Warshaw and Werner.  On May 25, 2007, the Company awarded 161,500 options to purchase the Company’s stock to five non-employee directors and twelve executive officers and other key employees.  The market value of these shares on the date of grant was $12.12 per share.  The shares granted to non-employee directors vest 100% on the first anniversary of the date of grant and are exercisable at the closing market price of the date of grant.

(2)	The aggregate amount of vested stock options held by Messrs. Aiken, Fanelli, Morris, Warshaw and Werner on December 31, 2007 was 45,000, 15,000, 68,000, 68,000 and 68,000, respectively.

The following table sets forth information with respect to nonqualified deferred compensation during 2007.

Nonqualified Deferred Compensation For 2007
Name	Director Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distri-butions ($)	Aggregate Balance at Last FYE ($)

Robert M. Aiken, Jr.	--	--	--	--	--
Richard G. Fanelli	43,750	--	1,745	--	45,495
G. Ronald Morris	49,200	--	35,850	--	393,239
Steven T. Warshaw	29,250	--	54,921	483,037	--
Michael E. Werner	--	--	33,355	--	324,201

Committees of the Board

Audit Committee.  The Audit Committee of the Board of Directors consists of Robert M. Aiken, Jr., G. Ronald Morris and Steven T. Warshaw.  All members of the Audit Committee are independent as defined in the Nasdaq rules and Mr. Aiken has been designated as the “audit committee financial expert” as defined by Item 407(d) of Regulation S-K.  Among other matters described in its charter, the Audit Committee is responsible for engaging the registered independent public accounting firm to conduct the annual audit of the books and accounts of the Company and for reviewing the effectiveness of the internal auditing, accounting and financial controls of the Company with the registered independent public accounting firm and the Company's internal financial and accounting staff.  The Audit Committee originally adopted a written charter in June 2000.  This charter, which has been amended, is subject to review and reassessment at least annually.  This revised charter is included on the Company's website at www.nnbr.com.  The Audit Committee met eight times in 2007.

Compensation Committee.  The Compensation Committee of the Board of Directors consists of Steven T. Warshaw, Michael E Werner and Richard G. Fanelli.  All members of the Compensation Committee are independent as defined by Nasdaq rules.  The Compensation Committee annually reviews and approves corporate goals and objectives relative to the Chief Executive Officer evaluation, compensation and performance.  Additionally, the Compensation Committee is responsible for reviewing and approving the Company's executive compensation policies and practices and supervising the administration of the Company's employee benefit plans, including the NN, Inc. Incentive Plan.  In April 2003, the Compensation Committee presented to the Board and the Board approved a written charter.  This charter, which has been amended, is subject to review and reassessment at least annually.  This revised charter is included on the Company's website at www.nnbr.com.  The functions of the Compensation Committee are discussed in further detail in the section entitled "Report of the Compensation Committee" herein.  The Compensation Committee met seven times in 2007.

Governance Committee. The Governance Committee of the Board of Directors was formed by the Board of Directors in 2002.  The Committee consists of Michael E. Werner, G. Ronald Morris and Richard G. Fanelli.  All members of the Governance Committee are independent as defined by Nasdaq rules.

As provided in its charter, the Governance Committee is responsible for reviewing and recommending qualified candidates for membership on the Board of Directors. The Committee seeks input from the Chairman of the Board, other Board members, and professional search firms, if applicable. The Committee will also consider and evaluate any qualified candidates recommended by shareholders.  In accordance with the Board's governance principles, the Committee seeks to establish a Board that will bring to the Company a broad range of experience, knowledge and professional judgment. The Committee believes that the Board should have collective competency, knowledge and experience with respect to Corporate Governance, Business, Finance and Accounting, Economics, Industry Knowledge, Manufacturing, Technology, Legal and Government Affairs, and International Operations, among other things.

A candidate's competencies, experience and knowledge should enable him or her to contribute significantly to the governance of a complex, multi-million dollar business enterprise. The candidate should be independent in judgment and not represent the interests of particular constituencies.  The Committee will review a candidate's qualifications and any potential conflicts they may have with the Company's interests.  In evaluating director nominees, including candidates submitted by shareholders, the Governance Committee will consider the candidate's experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment and willingness to devote adequate time to Board duties.  The Governance Committee will also consider whether a candidate meets the definition of "independent director" under Nasdaq rules.

Shareholders who wish to recommend director candidates for the 2009 Annual Meeting of Shareholders should notify the Secretary in writing at NN, Inc., 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.  This notification must be received by the Company by December 15, 2008 and must provide information about the nominee's qualifications for Board membership.  This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see "Submission of Shareholder Proposals" on page 2), nor does it apply to questions a shareholder may want to ask at the Annual Meeting.  The Governance Committee Charter lists the qualifications against which a nominee will be judged.  A copy of the Charter can be obtained by writing to the Secretary at the address set forth above.  Alternatively, a copy of the Charter is available on the Company's website, www.nnbr.com.  The Committee will evaluate any director candidate nominated by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to include the candidate in its recommended slate of director nominees in the Proxy Statement.

The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after December 15, 2008.  The Company retains discretion to vote proxies it receives with respect to such proposals received prior to December 15, 2008 provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

The Company has not paid any third party a fee to assist in the process of identifying or evaluating director candidates.  No shareholder or group of shareholders who beneficially owned more than 5% of the Common Stock for at least one year at the time of such recommendation have recommended candidates for election to the Board of Directors.

Additionally, the Governance Committee is responsible for overseeing the process of providing information to the Board, developing corporate governance principles applicable to the Company and oversight and annual evaluation of the Board of Directors.  In October 2002, the Governance Committee adopted a statement of Principles of Corporate Governance.  In April 2003, the Governance Committee presented to the Board and the Board approved a written charter. This charter, which has been amended, is subject to review and reassessment at least annually.  This revised charter is included on the Company's website at www.nnbr.com.  The Governance Committee met four times in 2007.

Attendance at Board and Committee Meetings

The Board of Directors held twelve meetings in 2007.  All current directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served.  While the Company does not have a policy requiring attendance by members of the Board of Directors at the Annual Meeting, all of the current directors attended the 2007 Annual Meeting.

Communicating with the Board

Interested parties may contact the Board of Directors by sending correspondence to the attention of the Secretary, NN, Inc., 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.  Any mail received by the Secretary with the exception of improper commercial solicitations will then be forwarded to the members of the Board of Directors (or committee members, as appropriate) for their further action, if necessary.

Beneficial Ownership of Common Stock

Security Ownership of Management

The following table shows, as of March 31, 2008, the beneficial ownership of Common Stock by each director and nominee, each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), and all directors and executive officers as a group, in each case as reported to the Company by such persons.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percentage Beneficially Owned (2)
Roderick R. Baty	411,195	(3)	2.6%
James H. Dorton	30,500	(4)	*
Nicola Trombetti	63,834	(5)	*
Frank T. Gentry III	73,395	(6)	*
James O. Anderson	18,333	(7)	*
Michael E. Werner	73,287	(8)	*
G. Ronald Morris	73,000	(9)	*
Steven T. Warshaw	70,000	(10)	*
Robert M. Aiken, Jr.	48,000	(11)	*
Richard G. Fanelli	17,000	(12)	*
All directors and executive officers as a group (13 persons)	1,071,200		6.8%
                _______________________________
         *  Less than 1%

(1)	The address of the beneficial owner is c/o NN, Inc., 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.

(2)	Computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Includes shares of Common Stock subject to options exercisable within 60 days of March 31, 2008.

(3)	Includes 393,800 shares of Common Stock subject to presently exercisable options and 5,000 shares of restricted Common Stock subject to risk of forfeiture.

(4)	Includes 22,500 shares of Common Stock subject to presently exercisable options and 1,668 shares of restricted Common Stock subject to risk of forfeiture.

(5)	Includes 60,500 shares of Common Stock subject to presently exercisable options and 1,668 shares of restricted Common Stock subject to risk of forfeiture.

(6)	Includes 38,500 shares of Common Stock subject to presently exercisable options and 1,668 shares of restricted Common Stock subject to risk of forfeiture.

(7)	Includes 14,333 shares of Common Stock subject to presently exercisable options and 1,334 shares of restricted Common Stock subject to risk of forfeiture.

(8)	Includes 68,000 shares of Common Stock subject to presently exercisable options and 5,287 shares of Common stock owned by Mr. Werner’s spouse.

(9)	Includes 68,000 shares of Common Stock subject to presently exercisable options.

(10)	Includes 68,000 shares of Common Stock subject to presently exercisable options.

(11)	Includes 45,000 shares of Common Stock subject to presently exercisable options.

(12)	Includes 15,000 shares of Common Stock subject to presently exercisable options.

Security Ownership of Certain Beneficial Owners

The following table sets forth the number of shares of the Company's Common Stock beneficially owned by the only parties known to the Company's management to own more than 5% of the Company's Common Stock, based on 15,854,643 shares of Common Stock outstanding on March 31, 2008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned

Wells Capital Management Incorporated 525 Market Street 10th Floor San Francisco, CA 94104	2,020,227	(1)	12.7%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,432,807	(2)	9.0%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,306,900	(3)	8.2%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,148,008	(4)	7.2%
State of Wisconsin Investment Board P.O. Box 7842 Madison, WI 53707	891,770	(5)	5.6%
Paradigm Capital Management, Inc. Nine Elk Street Albany, NY 12207	852,750	(6)	5.4%
_______________________________

(1)
Amount based on Schedule 13G filed on January 25, 2008 with the Securities and Exchange Commission by Wells Fargo & Company, on behalf of Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Wells Fargo Bank, National Association, its subsidiaries.

(2)	Amount based on Schedule 13G filed on February 6, 2008 with the Securities and Exchange Commission by Dimensional Fund Advisors LP.

(3)
Amount based on Schedule 13G filed on February 14, 2008 with the Securities and Exchange Commission by Wellington Management Company, LLP.  Includes 858,600 shares for which Wellington Management Company, LLP reports shared voting power with the beneficial owners of such shares and 1,306,900 shares for which Wellington Management Company, LLP reports shared dispositive power with the beneficial owners of such shares.

(4)	Amount based on Schedule 13G filed on January 30, 2008 with the Securities and Exchange Commission by Royce & Associates, LLC.

(5)	Amount based on Schedule 13G filed on February 8, 2008 with the Securities and Exchange Commission by State of Wisconsin Investment Board.

(6)	Amount based on Schedule 13G filed on February 14, 2008 with the Securities and Exchange Commission by Paradigm Capital Management, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Common Stock, is required to file with the SEC initial reports of beneficial ownership of the Common Stock and reports of changes in beneficial ownership of the Common Stock.  These persons also are required by SEC regulations to furnish the Company with copies of all filed reports.

Based solely on its review of the copies of these reports furnished to the Company for the year ended December 31, 2007, the Company is not aware of any instance of noncompliance with Section 16(a) by its directors, executive officers or owners of more than 10% of the Common Stock.

Compensation Discussion and Analysis

Compensation Principles

The goal of the Company is to structure its compensation arrangements for executive officers in a manner that will promote the Company's profitability and enhance shareholder value.  In designing its compensation arrangements to achieve this goal, the Company is guided by the following objectives:

•	attracting and retaining qualified and dedicated executives who are essential to the long-term success of the Company;

•	providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including the Company's competitors;

•	tying a significant portion of an executive officer's compensation to the Company's and the individual's performance; and

•	directly aligning the interests of management with the interests of the shareholders through stock-based compensation arrangements.

In 2007, the components of the Company's executive compensation arrangements consisted of salary, cash bonus, stock option award opportunities, restricted stock opportunities and long-term incentive plan opportunities pursuant to the Incentive Plan.

Executive Officer Compensation

The Company believes the interests of the Company and its shareholders are best served by developing and maintaining compensation policies that are consistent and competitive with peer group companies.  The Company, therefore, periodically retains the services of an outside compensation consulting firm to conduct peer group benchmarking of public industrial companies of similar size, manufacturing capabilities and market segments and utilizes this information to aid in establishing a competitive compensation program for the Company.  The following criteria are utilized as a basis for this program: performance (revenue growth, earnings per share growth, return on net assets, return on equity and total shareholder return), executive pay, annual incentive/bonus, benefits, stock option award opportunities and long-term incentive plan opportunities.  The most recent benchmarking study conducted by Mercer, an outside consulting firm, in August 2007 included the following companies: Central Steel and Wire Co., Astec Industries, Inc., Cascade Corporation, Esco Technologies, Keystone Consolidated Industries, Haynes International, Kaydon, WHX Corporation, Northwest Pipe Company, Claymont Steel Holdings, Hardinge Inc., RBC Bearings, Gorman-Rupp Company, Webco Industries and Universal Stainless & Alloy Products.  Additionally, the study utilized relevant published compensation surveys to develop total market data for executive management positions within the Company.

The current executive compensation structure includes a formal salary grade structure that establishes five levels of executive compensation within the Company.  In addition, a formal annual incentive bonus plan includes threshold, target and maximum awards based upon pre-established financial performance criteria.

Salary

The salary levels for the Company’s executive officers and managers are reviewed and determined annually by the Compensation Committee.  Salaries are established and adjusted based upon three factors: individual performance, financial performance of the Company and peer group and total market data established by the compensation studies performed by an outside compensation consulting firm.  It is the policy of the Company to compensate executives in a targeted range of approximately the 50th percentile of market of total direct compensation.  Direct compensation is defined as base salary, bonus, stock option award opportunities and long-term incentive plan opportunities.

Annual Bonus

Annual bonus payments are made contingent on achieving certain goals and objectives as defined in a formalized plan.  At the beginning of each fiscal year, the Compensation Committee establishes net income goals for each operating business unit and the consolidated results of the Company based upon the Board of Director approved annual business plan.  The Committee then sets certain threshold, target and maximum bonus payment percentages for each executive officer dependent upon the executive’s salary level and base compensation.  The Compensation Committee, at its discretion, may make adjustments to the net income goals and set additional strategic goals based on certain factors as it feels appropriate and may grant bonuses using other criteria at its sole discretion.

For the fiscal years 2006 and 2007, the Company’s formal bonus plan established consolidated threshold net income at $13.4 million and $16.0 million, respectively, consolidated target net income at $15.1 million and $16.0 million, respectively, and consolidated maximum net income at $20.3 million and $22.4 million, respectively.

The bonuses paid to Named Executive Officers for 2006 and 2007 are set forth in the Summary Compensation Table.

Incentive Plan

The Incentive Plan which was adopted by the Board of Directors on April 8, 2005 and approved by the shareholders on May 18, 2005 reserves 1.0 million shares of Common Stock for the issuance of options and stock appreciation rights and 300,000 shares of restricted stock, restricted stock units, performance shares and stock awards to Directors, Executive Officers and other key employees.  This Incentive Plan replaced the NN, Inc. Stock Incentive Plan which was adopted on March 2, 1994 and expired on March 2, 2004.  Stock options granted under the former plan prior to its expiration are exercisable upon vesting for a period of ten years after the date of grant.

Stock options and restricted share grants to the Company’s executive officers and managers are generally reviewed and determined annually by the Compensation Committee.  With respect to options and restricted shares awarded, the Committee utilizes a structure based upon the following:  recommendations from the independent compensation review, Mr. Baty’s recommendations (other than for himself) and rewards to officers and other key employees for superior performance and to provide financial incentives for officers and employees to continue to perform in a superior manner.  The Company awarded 191,500 options to seventeen executive officers and other key employees during 2007.

Compensation of the Chief Executive Officer

The Company's decisions regarding compensation of its Chief Executive Officer are guided by the same policies and considerations that govern compensation of the Company's other executive officers.  Mr. Baty’s salary is established and adjusted based upon three factors: individual performance, financial performance of the Company and peer group and total market data established by compensation studies performed by an outside compensation consulting firm.  The Compensation Committee reviews and evaluates Mr. Baty’s individual performance annually on the basis of his actual performance in comparison to written financial and strategic objectives established at the beginning of the year by Mr. Baty and the Committee.  The Compensation Committee also evaluates Mr. Baty based upon the financial performance of the Company as compared to the Company’s annual business plan.  Additionally, the Compensation Committee compares Mr. Baty’s compensation to the peer companies at the 50th percentile of market of total direct compensation.  Direct compensation is defined as base salary, bonus, stock option award opportunities and long-term incentive plan opportunities.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its other executive officers.  Certain performance-based compensation, however, is exempt from the deduction limit.  No formal policy has been adopted by the Company with respect to minimizing the risk that compensation paid to its executive officers will exceed the deduction limit.  No compensation paid to the executive officers in 2007 exceeded the limit imposed by Section 162(m).

Executive Compensation

The following table sets forth for the year ended December 31, 2007 information concerning the compensation paid for services rendered in all capacities by the Company to its Chief Executive Officer and Chief Financial Officer and to each of the other three most highly compensated executive officers of the Company whose annual salary and bonus in 2007 exceeded $100,000.

Summary Compensation Table for 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-equity Incentive Plan Compen-sation ($)(1)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Roderick R. Baty
Chairman/Chief	2007	430,080	--	--	114,188	--	--	16,490(3,4,5,6)	560,758
Executive Officer	2006	418,397	--	--	112,875	148,900	--	18,100	698,272

James H. Dorton
Vice President -Chief	2007	219,738	--		48,938	--	--	14,737(3,4,5,6)	283,413
Financial Officer	2006	206,304	--	--	48,375	63,814	--	15,242	333,735

Nicola Trombetti
Vice President -
Managing Director,	2007	366,341	--	--	48,938	118,381	--	5,951(4,7)	539,611
NN Europe	2006	319,542	--	--	48,375	98,514	--	4,851	471,282

Frank T. Gentry III
Vice President –
General Manager,	2007	207,009	--	--	48,938	76,720	--	14,796(3,4,5,6)	347,463
U.S. Ball & Roller Div.	2006	215,289	--	--	48,375	76,432	--	15,362	355,458

James O. Anderson
Vice President –	2007	191,206	--	--	43,500	64,500	--	12,628(3,4,5,6)	311,834
Plastics & Rubber Div.	2006	140,631	--	--	38,700	78,750	--	12,641	270,722

______________________________

(1)	Amounts represent bonuses earned in the respective fiscal year, but paid in the following year.

(2)
Amounts represent the market value, as calculated under the provisions of FAS 123(R), of 26,250 shares, 11,250 shares, 11,250 shares, 11,250 shares and 10,000 shares of stock options awarded Messrs. Baty, Dorton, Trombetti, Gentry and Anderson, respectively.  On May 25, 2007, the Company awarded 161,500 options to purchase the Company’s stock to five non-employee directors and twelve executive officers and other key employees.  The market value of these shares on the date of grant was $12.12 per share.  The shares granted to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant and are exercisable at the closing market price of the date of grant.  The shares granted to non-employee directors vest 100% on the anniversary date of the grant and are exercisable at the closing market price of the date of grant.  The assumptions used to calculate the value of these option awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission on March 17, 2008.

(3)	Amounts include $9,000 for a car allowance for each of Messrs. Baty, Dorton, Gentry and Anderson.

(4)	Amounts include $2,400, $800, $800, $800 and $640 in dividends received on unvested restricted stock for each of Messrs. Baty, Dorton, Trombetti, Gentry and Anderson, respectively.

(5)
Amounts include $4,400, $4,306, $4,400 and $2,818 in Company matching contributions under a “401(k)” savings plan for Messrs. Baty, Dorton, Gentry and Anderson, respectively.  This plan is open to substantially all of the Company’s U.S. employees and officers who have met certain service and age requirements.

(6)	Amounts include $690, $631, $596 and $171 in premiums paid by the Company for supplemental life insurance for the benefit of Messrs. Baty, Dorton, Gentry and Anderson, respectively.

(7)	Amounts include $5,151 for a travel indemnity paid to Mr. Trombetti by the Company.

The following table sets forth information with respect to options granted during 2007 to the Named Executive Officers.

Grants of Plan-Based Awards For 2007

		Estimated Future payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value ($) (2)
Name	Grant Date	Thres- hold ($)	Target($)	Maxi- mum ($)	Thres- hold ($)	Target ($)	Maxi- mum ($)

Mr. Baty	2007	--	--	--	--	--	--	--	26,250	12.12	114,188
Mr. Dorton	2007	--	--	--	--	--	--	--	11,250	12.12	48,938
Mr. Trombetti	2007	--	--	--	--	--	--	2,300	11,250	12.12	48,938
Mr. Gentry	2007	--	--	--	--	--	--	2,300	11,250	12.12	48,938
Mr. Anderson	2007	--	--	--	--	--	--	--	10,000	12.12	43,500

(1)
Amounts represent performance unit shares earned, but not vested for 2007.  On June 29, 2007, the Company awarded 53,500 performance unit shares in each of 2007, 2008 and 2009 to five non-employee directors and ten executive officers and other key employees.  The shares are earned based upon reaching certain established corporate and business unit earnings and return on capital employed financial objectives for each of the three years.  Earned shares vest contingent upon the individual director’s continued service or the individual employee’s continued employment on December 31, 2009.  Messrs. Baty, Dorton, Trombetti, Gentry and Anderson were each granted 10,000, 5,000, 5,000, 5,000 and 5,000 performance unit shares, respectively for each of the years ending December 31, 2007, 2008 and 2009.

(2)
Amounts represent the market value, as calculated under the provisions of FAS 123(R), of 26,250 shares, 11,250 shares, 11,250 shares, 11,250 shares and 10,000 shares of stock options awarded Messrs. Baty, Dorton, Trombetti, Gentry and Anderson, respectively.  On May 25, 2007, the Company awarded 161,500 options to purchase the Company’s stock to five non-employee directors and twelve executive officers and other key employees.  The market value of these shares on the date of grant was $12.12 per share.  The shares granted to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant and are exercisable at the closing market price of the date of grant.

The following table sets forth information with respect to outstanding equity awards as of December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Rewards					Stock Rewards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mr. Baty	85,000	--	--	5.94	7/4/2009	--	--	--	--
	141,300	--	--	7.63	10/10/2010	--	--	--	--
	75,000	--	--	8.09	9/17/2011	--	--	--	--
	40,000	--	--	12.62	3/1/2014	--	--	--	--
	35,000	--	--	11.61	8/19/2015	--	--	--	--
	8,750	17,500	--	11.50	8/14/2016	--	--	--	--
	--	26,250	--	12.12	5/25/2017	--	--	--	--
	--	--	--	--	--	5,000	47,100	20,000	188,400

Mr. Dorton	15,000	--	--	11.61	8/19/2015	--	--	--	--
	3,750	7,500	--	11.50	8/14/2016	--	--	--	--
	--	11,250	--	12.12	5/25/2017	--	--	--	--
	--	--	--	--	--	1,668	15,713	10,000	94,200

Mr. Trombetti	15,000	--	--	8.09	9/17/2011	--	--	--	-
	10,000	--	--	10.67	5/28/2013	--	--	--	--
	13,000	--	--	12.62	3/1/2014	--	--	--	--
	15,000	--	--	11.61	8/19/2015	--	--	--	--
	3,750	7,500	--	11.50	8/14/2016	--	--	--	--
	--	11,250	--	12.12	5/25/2017	--	--	--	--
	--	--	--	--	--	1,668	15,713	12,300	115,866

Mr. Gentry	16,000	--	--	12.62	3/1/2014	--	--	--	--
	15,000	--	--	11.61	8/19/2015	--	--	--	--
	3,750	7,500	--	11.50	8/14/2016	--	--	--	--
	--	11,250	--	12.12	5/25/2017	--	--	--	--
	--	--	--	--	--	1,668	15,713	12,300	115,866

Mr. Anderson	8,000	--	--	11.61	8/19/2015	--	--	--	--
	3,000	6,000	--	11.50	8/14/2016	--	--	--	--
	--	10,000	--	12.12	5/25/2017	--	--	--	--
	--	--	--	--	--	1,000	9,420	10,000	94,200

(1)	Stock options vest by one-third on each anniversary date over a three-year period beginning on the first anniversary date of grant.

The following table sets forth information with respect to option exercises and stock vesting as of December 31, 2007.

Option Exercises and Stock Vested During 2007
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Baty	--	--	5,000	61,800
Mr. Dorton	--	--	1,666	20,592
Mr. Trombetti	--	--	1,666	20,592
Mr. Gentry	--	--	1,666	20,592
Mr. Anderson	--	--	1,000	12,360

Employment and Change of Control Agreements with Named Executive Officers

Messrs. Baty, Dorton, Trombetti, Gentry and Anderson have written employment agreements to serve in their respective positions that extend automatically for successive one-year terms unless either party gives notice of termination.  The Company may terminate each executive’s employment with or without cause, but if terminated without cause, the executive would continue to receive his annual salary, paid on a monthly basis, for one year from the date of termination.  Additionally, Messrs. Baty, Dorton, Trombetti, Gentry and Anderson have a written change of control agreement.  These agreements state if an executive’s employment is terminated within two years following a change of control as defined in the document that each executive will receive a lump sum payment of a multiple of his annual salary.  The multiple for each of the executive officers is as follows:  Mr. Baty – 2.5, Mr. Dorton – 2.0, Mr. Trombetti - 2.0, Mr. Gentry – 2.0 and Mr. Anderson – 2.0.  Additionally, some benefits will continue to be paid by the Company to each executive officer for a period of time of 12 months.  Each of Messrs. Baty, Dorton, Trombetti, Gentry and Anderson have also agreed to a non-competition agreement that ends two years after the conclusion of his employment with the Company.

The following table shows the compensation these officers would have received under the employment agreements had a change in control occurred as of December 31, 2007.

Name	Compensation($)

Mr. Baty	1,256,568
Mr. Dorton	577,027
Mr. Trombetti	809,590
Mr. Gentry	495,806
Mr. Anderson	458,670

Compensation Committee Report

The Compensation Committee of the Board of Directors

•	Has reviewed and discussed the section in this proxy statement entitled “Compensation Discussion and Analysis” with management and

•
Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

                                              Members of the Compensation Committee:
                                            Steven T. Warshaw
                                            Richard G. Fanelli
                                            Michael E. Werner

Compensation Committee Interlock and Insider Participation

All compensation decisions during the fiscal year ended December 31, 2007 for each of the Named Executive Officers were made by the Compensation Committee of the Board of Directors, consisting of Messrs. Warshaw, Fanelli and Werner, none of whom is or was an officer or employee of the company during the last fiscal year.

Audit Committee Report to Shareholders

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  Management has responsibility for preparation of the Company’s financial statements and the registered independent public accounting firm has responsibility for the examination of those statements.  Each of the members of the Audit Committee meets the independence requirements of the Nasdaq rules.

The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s registered independent public accounting firm, the audited financial statements of the Company for 2007; has discussed with PricewaterhouseCoopers LLP matters required to be discussed by applicable Auditing Standards; has received from the registered independent public accounting firm the written disclosures and letter required by Independence Standards No. 1; and has discussed with the registered independent public accounting firm their independence, including whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company was compatible with maintaining PricewaterhouseCoopers LLP’s independence.  Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee originally adopted a written charter in June 2000.  In April 2003, March 2004, March 2005, March 2006, and March 2007 the Audit Committee approved a revised charter for the Audit Committee.

Members of the Audit Committee:
Robert M. Aiken, Jr.
G. Ronald Morris
Steven T. Warshaw

Fees Paid to Independent Registered Accounting Firm

During 2007, PricewaterhouseCoopers LLP not only acted as the registered independent public accounting firm for the Company (work related to auditing the annual financial statements for fiscal year 2007 and reviewing the financial statements included in our Forms 10-Q) but also rendered on our behalf other services, including tax-related services and other accounting and auditing services.  The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the financial statements and reports for fiscal years 2007 and 2006 and for other services rendered during fiscal years 2007 and 2006 on our behalf, as well as all expenses incurred in connection with these services, which have been or will be billed to us.

	2007	2006

Audit Fees	$1,180,425	$1,414,624
Audit Related Fees	44,645	39,942
Tax Consulting and Compliance Fees	267,126	318,716
Total	$1,492,196	$1,773,282

Pre-Approval Policies and Procedures

 The Audit Committee pre-approves all audit and permissible non-audit services to be provided to the Company by its registered independent public accounting firm prior to commencement of services.  The Audit Committee Chairman has the authority to pre-approve such services up to a specified fee amount and these pre-approved decisions are presented to the full Audit Committee at its next scheduled meeting.  Since the effective date of the Securities and Exchange Commission’s rules regarding strengthening auditor independence, all of the audit, audit-related and tax services by PricewaterhouseCoopers LLP were pre-approved in accordance with the Audit Committee’s policies and procedures.

Certain Relationships and Related Transactions

Except as described below, the Company did not engage in any transaction with a related person as defined under the rules of the Securities and Exchange Commission.  While the Board of Directors currently does not have a written policy with respect to approval of transactions with related parties, it is the policy of the Board to approve any transactions with related persons.  Any approvals would be reflected in the minutes of the meeting of the Board of Directors at which the Board approved the transaction.  Other than the transaction described below, the Company has not engaged in a related party transaction in the last six years.

As part of the board-approved acquisition of Whirlaway Corporation on November 30, 2006, the Company incurred a $21.3 million short-term note payable to the former shareholder of Whirlaway, Thomas Zupan, who is now Vice President – President of Whirlaway Corporation, our wholly owned subsidiary.  As of December 31, 2007 the Company has fully satisfied this note.  During 2007, the Company paid $18.6 million to Mr. Zupan and $2.7 million was determined to be not required and the note was reduced by this amount.  Additionally, on November 30, 2006 the Company entered into operating leases covering two of the Whirlaway manufacturing facilities with a company owned by Mr. Zupan.  The terms of the leases are at prevailing market rates of the rental market in which the facilities are located.  The rent payments in 2006 and 2007 to Mr. Zupan, were $0.1 million and $0.6 million, respectively.  The total future rental payments will be $2.6 million over 4 years or $0.6 million per year.

Annual Report

The Company's 2007 Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the year ended December 31, 2007, is being mailed together with this Proxy Statement.  Exhibits to the Annual Report on Form 10-K may be obtained by contacting the Secretary of the company at 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report, and the Compensation Committee Report (included herein) shall not be incorporated by reference into any such filings.

                                                        By Order of the Board of Directors,

                                                                                                                                                        /s/ William C. Kelly, Jr.
                                                                                                                                                        William C. Kelly, Jr.
                                                        Vice President, Secretary and Chief Administrative Officer

SHAREHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.  YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

2 OF 2
42
56

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NN, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NN, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

→ 0000 0000 0000

NAME	
NN INC - COMMON	123,456,789,012.12345
NN INC - COMMON	123,456,789,012.12345
NN INC - COMMON	123,456,789,012.12345
NN INC - COMMON	123,456,789,012.12345
NN INC - COMMON	123,456,789,012.12345
NN INC - COMMON	123,456,789,012.12345
NN INC - COMMON	123,456,789,012.12345
NN INC - COMMON	123,456,789,012.12345

PAGE 2 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

NNINC1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NN, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE PROPOSAL LISTED BELOW.

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Directors

1. Election of Directors.
   Nominees:
   01) G. Ronald Morris
   02) Steven T. Warshaw

Vote on Proposal — For / Against / Abstain

2. For ratification of the selection of PRICEWATERHOUSECOOPERS LLP as registered independent public accounting firm. ☐ ☐ ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

Signature [PLEASE SIGN WITHIN BOX] Date

P56581

Signature (Joint Owners) Date

123,456,789,012
629337106
56

0000000000 06